Exhibit 10.3

WAIVER AND AMENDMENT NO. 4 TO CREDIT AGREEMENT

THIS WAIVER AND AMENDMENT NO. 4 (this “Amendment”) dated as of June 19, 2009 to the CREDIT AGREEMENT (the “Credit Agreement”) dated March 12, 2003, as amended by the Amendment No. 1 to Credit Agreement dated December 31, 2003 and further amended by the Amendment No. 2 to Credit Agreement dated December 31, 2004, and further amended by the Amendment No. 3 to Credit Agreement dated March 26, 2008, is by and among ARIAD Pharmaceuticals, Inc., a Delaware corporation and ARIAD Corporation, a Delaware corporation (hereinafter sometimes referred to collectively as the “Borrowers”) and RBS Citizens, National Association, successor by merger to Citizens Bank of Massachusetts, a national banking association (the "Lender").  All capitalized terms not defined herein but defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement.

WHEREAS, ARIAD Gene Therapeutics, Inc. (“AGTI”) has been merged into ARIAD Pharmaceuticals, Inc.; and

WHEREAS, the Borrowers and the Lender have agreed to certain modifications to the Credit Agreement as set forth herein; and

WHEREAS, the Borrowers have requested that the Lender waive compliance with a certain financial covenant under the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Borrowers and the Lender hereby agree as follows:

1.	Lender Identity. All references in the Credit Agreement to “Citizens Bank of Massachusetts” are hereby deleted and replaced with “RBS Citizens, National Association”.

2.	Removal of AGTI as a Co-Borrower. AGTI is hereby deleted as a co-borrower under the Credit Agreement.

3.	Amendment to Subsection 5.13. Subsection 5.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

5.13	Cash, Cash Equivalents, Marketable Securities and Investments.

(a)
During the term of this Agreement, the Borrowers shall maintain, as evidenced on their consolidated balance sheet, not less than Fifteen Million and 00/100 Dollars ($15,000,000.00) in Unrestricted Cash, unrestricted Cash Equivalents, and unrestricted marketable securities (the “Liquid Assets”).

(b)
Not less than Eighty-Five Percent (85%) of the Borrowers’ total Liquid Assets shall be invested through and held by either the Treasury Desk or Citizens Investment Management Services (“CIMS”), in investments which are consistent with the Borrowers’ current investment policy, a copy of which is attached hereto as Exhibit D, all of such investments to be in book entry form (each singly, a “Treasury Investment” and collectively, the “Treasury Investments”).  Notwithstanding the foregoing, in no event shall the Borrowers be required to invest more than Seventeen Million and 00/100 Dollars ($17,000,000.00) with CIMS and the Treasury Desk, collectively, during the Term of this Agreement.  In the event the Borrowers intend to invest through the Treasury Desk, the Borrower shall be required to enter into a control agreement in a form acceptable to Borrower, Lender and the Treasury Desk prior to making any investment with the Treasury Desk.

(c)
To liquidate a Treasury Investment, the Borrowers shall, not less than two (2) Business Days prior to the maturity of such Treasury Investments, provide written instructions to the Lender via facsimile transmission regarding such Treasury Investment in the form attached hereto as Exhibit E (the "Treasury Investment Instructions").  The Treasury Investment Instructions shall contain, in addition to standard instructions, a representation and warranty that the execution of the requested instructions shall not cause a breach of any of the covenants contained in this Agreement.

4.
Amendment to Appendix A to the Credit Agreement.  The text of the definition of “Treasury Desk” contained in Appendix A of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Treasury Desk”: CCO Investment Services Corp.

5.
Amendment to Appendix A to the Credit Agreement.  The text of the definition of “Obligations” contained in Appendix A of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Obligations”:  All Indebtedness, obligations and liabilities of the Borrowers to the Lender or its affiliates or subsidiaries, individually or collectively, now existing or hereafter arising, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

6.	Amendment to Appendix A to the Credit Agreement. The term and definition “Treasury Desk Investment” is hereby deleted and the following term and definition are inserted in its place:

“Treasury Investment(s)” as defined in subsection 5.13(b).

7.	Amendment to Master Disclosure Schedule. The Master Disclosure Schedule attached to the Credit Agreement is hereby deleted in its entirety and replaced with the attached Master Disclosure Schedule.

8.
Waiver of Non-Compliance by Borrower with Certain Provisions of Credit Agreement.  Lender hereby waives compliance by the Borrowers with the Two Hundred Fifty Thousand Dollar limitation on Indebtedness contained in Section 6.2 for the sole purpose of permitting the Borrowers to enter into new capital leases with Conway Office Products L.L.C. and Dell Financial Services L.L.C. in the collective amount of up to, but not exceeding, Six Hundred Thousand Dollars.

9.
No Further Amendments.  Except as amended hereby, all other provisions of the Credit Agreement shall remain in full force and effect.  After the effective date hereof, all references in the Credit Agreement and other Financing Documents shall be deemed to refer to the Credit Agreement as amended hereby, representing the entire expression of the parties with respect to the subject matter hereof on the date this Amendment is executed.

10.
Ratification of Financing Documents.  By signing below, the Borrowers ratify and affirm the terms of the Credit Agreement (as amended hereby), the Note, the Security Agreements and all other Financing Documents executed in connection with any of the foregoing, and confirm and represent that each remains in full force and effect and that no default or event of default has occurred thereunder (except such defaults or events of default as have been waived in writing by the Lender on or before the date hereof or such defaults or events of default as the Borrowers have requested, in writing prior to the date hereof, the Lender to waive).

11.	Governing Law. This Amendment shall be governed in all respects by the laws of the Commonwealth of Massachusetts without regard to any conflicts of laws principles.

12.	Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

13.	Counterparts. This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

14.
Severability.  In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

WITNESS our hands and seals as of the date set forth above.

[signatures contained on following page]

WITNESS AS TO BORROWERS:	ARIAD PHARMACEUTICALS, INC.

/s/ Dain K. Waters	By:	/s/ Edward M. Fitzgerald
Name: Dain K. Waters		Name: Edward M. Fitzgerald
Title: Senior Vice President, Chief Financial Officer

ARIAD CORPORATION

By:	/s/ Edward M. Fitzgerald
Name: Edward M. Fitzgerald
Title: Vice President

WITNESS AS TO LENDER:	RBS CITIZENS, NATIONAL ASSOCIATION

	By:	/s/ Scott Haskell
Name:		Scott Haskell, Senior Vice President

CREDIT AGREEMENT
(the “Agreement”)

by and between

RBS CITIZENS, NATIONAL ASSOCIATION

(the “Lender”)

and

ARIAD PHARMACEUTICALS, INC. and
ARIAD CORPORATION
(each individually, a "Borrower" and collectively, the “Borrowers”)

MASTER DISCLOSURE SCHEDULE

The Borrowers, jointly and severally, represent and warrant to the Lender that the statements contained in Section 4 of the Agreement are true, correct and complete as of the date of the Agreement, except as set forth in this Master Disclosure Schedule (as the same may be supplemented, from time to time, the “Master Disclosure Schedule”).  The Master Disclosure Schedule is arranged in sections corresponding to the lettered and numbered sections contained in Section 4 of the Agreement.

4.6
No exceptions except ongoing litigation as a plaintiff against Eli Lilly and Company and against Amgen Inc. and certain affiliated entities as described in ARIAD Pharmaceuticals, Inc.’s Form 10-Q for the fiscal quarter ended September 30, 2007, filed on November 9, 2007.

4.15	ARIAD Pharmaceuticals, Inc. has the following subsidiaries:

ARIAD Corporation (100% owned)
ARIAD Pharma S.A. (99% owned)
ARIAD Pharma Ltd. (100% owned)

ARIAD Corporation has the following subsidiaries:

ARIAD Pharma S.A. (1% owned)

Appendix A to Compliance Certificate
ARIAD Pharmaceuticals, Inc.
ARIAD Corporation

I. Total Balance Sheet Cash & Investments:
1. Total Cash & Investments:
2. Required Total Cash & Investments Per Covenant:	$15,000,000
3. Excess / (Deficit) (#1-#2)

II. Treasury Investments:
3. Borrower’s Treasury Investments:
4. Required Treasury Investments (#1*85%)#:
5. Minus Excess Investments (#1-$17MM*85%)##:
6. Adjusted Treasury Investment Requirement (#4-#5):
7. Excess / (Deficit) Treasury Investments (#3-#6):

III. Treasury Investment Summary:
Government Securities:
Commercial Paper:
Citizens Certificate of Deposits:
Treasury Bills:
Total (Equals #3):

#       Per Section 5.13(b) Paragraph 1.
##     Per Section 5.13(b) Paragraph 2.